UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2014 (December 22, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Election Under Title 3, Subtitle 8 of the Maryland General Corporation Law

On December 22, 2014, Tiptree Financial Inc., a Maryland corporation (the “Company”), acted by resolution of its Board of Directors (the “Board”) to elect to be subject to Section 3-804(c) of Title 3, Subtitle 8 (the “Election”) of the Maryland General Corporation Law (the “MGCL”). In accordance with Maryland law, the Company has filed Articles Supplementary describing the Election (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland. A copy of the Articles Supplementary is filed as Exhibit 3.1.

As a result of the Election, the Board has the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the Board, and any director elected by the Board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified. Previously, any vacancy on the Board other than a vacancy resulting from any increase in the number of directors could be filled by a majority of the remaining directors even if less than a quorum, any vacancy resulting from an increase in the number of directors could be filled by a majority vote of the entire Board, and any director elected by the Board to fill a vacancy would serve until the next annual meeting of stockholders and until his or her successor was elected and qualified.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

3.1	Articles Supplementary of Tiptree Financial Inc., dated December 29, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: December 29, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer